Exhibit 10.1

ADDENDUM TO LEASE

#2

Attached to and forming a part of the Lease Agreement between CARR-RUBIN ASSOCIATES, LLP Landlord, and PROCYON CORPORATION Tenant, dated the 29th day of May, 2015 and Addendum to Lease #1 dated May 29, 2015 hereinafter referred to as (the "Lease").

The Lease relates to the following leasehold premises:

1.

The Lease relates to the following leasehold premises: Approximately 3,220 square feet consisting of 2,380 square feet of air conditioned office space and 840 square feet of non-air conditioned warehouse space located at 13100 56th Court, Suite 702, Clearwater, FL 33760.

2.

Tenant shall be relocating to approximately 4,892 square feet consisting of 800 square feet of air conditioned office space, 2,446 square feet of non air conditioned warehouse space, and 1,646 square feet of air conditioned warehouse space located at 13101 56th Court, Suites 805-806, Clearwater, FL 33760.

3.	Landlord and Tenant hereby agree that the following amendment will be made to said Lease, namely:

A.	Effective February 1st the lease shall be extended to include Suites 805-806 at the terms noted below.

B.	The Term of the Lease shall be for a period of Three (3) years and Three (3) months beginning February 1, 2018 (the "Renewal Commencement Date") and ending on April 30, 2021 (the "Expiration Date").

C.	The monthly rent shall be according to the following schedule (the "Monthly Rent Schedule"):

February 1, 2018- April 30, 2018	$0.00 per month.
May 1, 2018-April 30, 2019	$2,751.75 per month or $6.75 per SF
May 1, 2019-April 30, 2020	$2,834.30 per month or $6.95 per SF
May 1, 2020-April 30, 2021	$2,919.33 per month or $7.16 per SF

Plus all applicable sales and use taxes.

D.	i) Tenant shall have the three (3) months free rent to prepare Suites 805-806 for occupancy and relocate into the premises from Suite 702.

ii) Tenant shall continue to pay rent on Suite 702 until rent commences on Suites 805-806 per the above schedule..

iii) Once rent has commenced on Suites 805-806 and tenant has vacated Suite 702, the lease on Suite 702 is terminated.

iv) The security deposit shall be transferred to Suites 805-806..

4.	The effective date of this Addendum is the 1st day of February, 2018.

5.	Landlord and Tenant ratify and affirm all other provisions of the Lease dated the 29th day of May, 2015 and all subsequent Addenda to Lease.

IN WITNESS WHEREOF, the Landlord and Tenant executed the foregoing Addendum to Lease #2 on the 21st day of      December, 2017.

Tenant	Landlord
/s/ JBA	/s/ LR

In the presence of:

/s/ Annette Jacoby	LANDLORD: CARR-RUBIN ASSOCIATES, LLP
As to Landlord

Annette Jacoby	BY:	/s/ Leslie A. Rubin
Print Name		Leslie A. Rubin, LLC, General Partner by
Leslie A. Rubin, Manager of Leslie A. Rubin LLC
/s/ Rebecca Bailey
As to Landlord

Rebecca Bailey
Print Name

/s/ Regina Anderson	TENANT: PROCYON CORPORATION
As to Tenant

Regina Anderson	BY:	/s/ James B. Anderson
Print Name

/s/ Justice W. Anderson	Print Name:	James B. Anderson
As to Tenant

Justice W. Anderson	ITS:	VP of Operations
Print Name

Tenant	Landlord
/s/ JBA	/s/ LR

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